As filed with the Securities and Exchange Commission on December 31, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

98-0399476
(I.R.S. Employer Identification Number)

1111 West Hastings Street, Suite 320
Vancouver, British Columbia
Canada V6E 2J3
(604) 682-9775
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Amir Adnani
President and Chief Executive Officer
1111 West Hastings Street, Suite 320
Vancouver, British Columbia
Canada V6E 2J3
(604) 682-9775
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-176406

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, par value $0.001 per share	$3,115,870	$401.32

(1)        Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $50,000,000 on a Registration Statement on Form S-3 (File No. 333-176406), which was declared effective on September 2, 2011. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,115,870 is hereby registered.

(2)        The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

ii

EXPLANATORY NOTE

This registration statement is being filed to register additional shares of our common stock, par value $0.001 per share, with an aggregate public offering price not to exceed $3,115,870, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This registration statement relates to our registration statement on Form S-3 (File No. 333-176406), which was declared effective by the Securities and Exchange Commission on September 2, 2011. In accordance with Rule 462(b), this registration statement incorporates by reference our registration statement on Form S-3 (File No. 333-176406), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

This registration statement is concurrently being filed by the Registrant with the British Columbia Securities Commission, as principal regulator, and the securities regulatory authorities in Ontario, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Newfoundland and Labrador, and Prince Edward Island, in connection with the offering of such securities in Canada pursuant to the multi-jurisdictional disclosure system.

__________

iii

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits
Exhibit Number	Description of Exhibit
5.1	Opinion of McMillan LLP(1)
23.1	Consent of Ernst & Young LLP *
23.2	Consent of McMillan LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages to the registration statement)

*    Filed herewith.

(1)  Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-176406), filed with the Securities and Exchange Commission on August 19, 2011.

__________

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 31st day of December, 2013.

URANIUM ENERGY CORP.
By:	/s/Amir Adnani
Amir Adnani
President, Chief Executive Officer (Principal Executive Officer) and a director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Adnani as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including pre-effective and post-effective amendments, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Nevada and applicable federal securities laws...

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir Adnani Amir Adnani	President, Chief Executive Officer (Principal Executive Officer) and a director	December 31, 2013

/s/ Mark Katsumata Mark Katsumata	Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 31, 2013

/s/ Alan P. Lindsay Alan P. Lindsay	Chairman and a Director	December 31, 2013

/s/ Katharine Armstrong Katharine Armstrong	Director	December 31, 2013

/s/ Ivan Obolensky Ivan Obolensky	Director	December 31, 2013

/s/ Vincent Della Volpe Vincent Della Volpe	Director	December 31, 2013

/s/ David Kong David Kong	Director	December 31, 2013

__________